Exhibit 77B

       Accountants report on internal control




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Trustees and Shareholders of
Pacific Funds:

In planning and performing our audits of the financial statements of Pacific Funds comprised of the Portfolio Optimization Funds (PF Optimization Model A, PF Optimization Model B, PF Optimization Model C, PF Optimization Model D, and PF Optimization Model E), and the PF Goldman Sachs Short Duration Bond, PF Janus Growth LT, PF Lazard Mid-Cap Value, PF Lazard International Value, PF Loomis Sayles Large-Cap Growth (formerly named PF AIM Blue Chip Fund), PF MFS International Large-Cap, PF NB Fasciano Small Equity (formerly named PF AIM Aggressive Growth
Fund), PF Oppenheimer Main Street Core, PF Oppenheimer Emerging Markets, PF PIMCO Managed Bond, PF PIMCO Inflation Managed, PF Pacific Life Money Market, PF Salomon Brothers Large-Cap Value, PF Van Kampen Comstock, PF Van Kampen Mid-Cap Growth, and PF Van Kampen Real Estate Funds (collectively the Funds), as of and for the period ended March 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Pacific Funds internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of Pacific Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Pacific Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in Pacific Funds internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of March 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of Pacific Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP

Philadelphia, PA 19103
May 23, 2006